CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for John Hancock Money Market Fund and John Hancock U.S. Government Cash Reserve (the two series comprising John Hancock Current Interest) in the John Hancock Money Market Funds Prospectus and "Independent Auditors" in the John Hancock Money Market Fund Class A, Class B and Class C Shares Statement of Additional Information and the John Hancock U.S. Government Cash Reserve Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 61 to the Registration Statement (Form N-1A No. 2-50931) of our reports dated May 5, 2000 on the financial statements and financial highlights of John Hancock Money Market Fund and John Hancock U.S. Government Cash Reserve.



                                                     /s/ERNST & YOUNG LLP
                                                     --------------------
                                                     ERNST & YOUNG LLP


Boston, Massachusetts
July 21, 2000


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